Exhibit 10.1

PURCHASE AGREEMENT

This PURCHASE AGREEMENT (this “Purchase Agreement”) is made as of August 16, 2012, between MediaNet Group Technologies, Inc., a Nevada corporation (the “Company”) and Michael B. Hansen (the “Purchaser”).

RECITALS:

A.    The Company’s Board of Directors (the “Board”) has determined that it is advisable and in the best interest of the Company and its stockholders to create a corporate structure that is designed (i) for management stability, with appropriate Board supervision, over a critical period of the next five years of the Company’s development to provide the Company’s management with the time and independence to concentrate on long-term objectives, including but not limited to the effectuation of the Company’s innovative business plan, and (ii) to act as an impediment to outside parties attempting to take over or influence the Company, and thereby distract management from focusing on the Company’s short-term and long-term goals.

B.      Accordingly, the Company desires to sell to the Purchaser, and the Purchaser desires to acquire from the Company, 185,000 shares of Super Voting Preferred Stock, par value $0.01 per share, which shares have 2,000 votes per share and have the rights, preferences and limitations set forth in the Certificate of Designation attached hereto as Exhibit A (the “Shares”), at a per share price of $0.38 per share, which was the closing price of the Common Stock as reported on the Over-the-Counter Bulletin Board on August 15, 2012, for an aggregate purchase price of $70,300.00 (the “Purchase Price”).

NOW, THEREFORE, the parties hereto do hereby agree as follows:

Section 1.     Purchase of the Shares. On the terms and subject to the conditions hereinafter set forth, the Purchaser agrees to purchase from the Company, and the Company hereby agrees to sell to the Purchaser, the Shares in exchange for the Purchase Price. The Purchase Price shall be payable contemporaneously with the filing of the Certificate of Designation. Following the filing of the Certificate of Designation and payment of the Purchase Price, a stock certificate representing the Shares will be delivered by the Company to the Purchaser no later than (10) days following the date hereof.

Section 2.     Representations, Warranties and Covenants of Purchaser. The Purchaser hereby represents, warrants and covenants to the Company that:

2.1          The Purchaser the Shares are being offered without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and without registration under any state securities laws. The Purchaser agrees that he will not sell or otherwise transfer the Shares unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

2.2          The Purchaser consents to the placement of one or more legends on any certificate or other document evidencing the Shares stating that they have not been registered under the Securities Act or any applicable state securities laws and setting forth or referring to the restrictions on transferability and sale thereof.

2.3           The Purchaser has all requisite legal and other power and authority to execute and deliver this Purchase Agreement and to carry out and perform the Purchaser’s obligations under the terms of this Purchase Agreement. This Purchase Agreement constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other general principals of equity, whether such enforcement is considered in a proceeding in equity or law.

Section 3.      Representations and Warranties of the Company. The Company represents and warrants to the Purchaser that:

3.1          The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the power to conduct the business which it conducts and proposes to conduct.

3.2          The execution, delivery and performance of this Purchase Agreement by the Company have been duly approved by its Board of Directors and all other actions required to authorize and to effect the offer and sale of the Shares have been duly taken and approved. Upon the execution and delivery by the Company of this Purchase Agreement, this Purchase Agreement will constitute a valid and binding obligation of the Company enforceable against it in accordance with its terms.

Section 4.      Miscellaneous.

4.1          Any notice or other communication required, permitted or provided for hereunder (each, a “Notice”) shall be effective as between the parties only if given in writing and sent by (a) personal delivery, (b) registered or certified mail (return receipt requested); or (c) internationally recognized express delivery service, to the Company at 5200 Town Center Circle, Suite 601, Boca Raton, FL 33486, and to the Purchaser at his address indicated on the signature page of this Purchase Agreement. Notice shall be deemed to have been duly given and received (i) if personally delivered, on the date of such delivery, (ii) if mailed, on the date set forth on the return receipt, or (iii) if delivered by express delivery, on the date of such delivery (as evidenced by the receipt provided to the express delivery service). If Notice cannot be delivered because of a changed address of which no Notice was given, or the refusal to accept delivery, the Notice shall be deemed received on the date it is sent (as evidenced by the affidavit of the sender).

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4.2          This Purchase Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Purchase Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.3          Notwithstanding the place where this Purchase Agreement may be executed by any of the parties hereto, the Company and the Purchaser hereby: (a) agree that all questions concerning the construction, validity, enforcement and interpretation of this Purchase Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof, and (b) all legal proceedings concerning the interpretation, enforcement and defense of this Purchase Agreement shall be commenced exclusively in the Courts of the State of Florida or the courts of the United States of America, in each case located in Palm Beach County, Florida, and appellate courts from any thereof (the “Courts”), (c) irrevocably submit to the exclusive jurisdiction of the Courts for the adjudication of any dispute hereunder (including with respect to the enforcement of this Purchase Agreement); (d) irrevocably waive and agree not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any of such Courts, or that such suit, action or proceeding is improper; (e) irrevocably waive personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to the other at the address in effect for notices to it under this Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof (nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law); and (f) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Agreement or the transactions contemplated hereby.

4.4        This Purchase Agreement may be executed in counterparts. Upon the execution and delivery of this Purchase Agreement by the Purchaser, this Purchase Agreement shall become a binding obligation of the Purchaser with respect to the purchase of Shares as herein provided.

4.5         No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party or parties to be bound thereby. It is agreed that a waiver by either party of a breach of any provision of this Purchase Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.6        The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Purchase Agreement.

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IN WITNESS WHEREOF, this Purchase Agreement has been executed by the Purchaser and by the Company on the respective dates set forth below.

MediaNet Group Technologies, Inc.

By: /s/ Mark Mroczkowski	/s/ Michael B. Hansen
Title: Chief Financial Officer	Michael B. Hansen

	Address:	The Palm Jumeirah P.O. Box 283612 Dubai, U.A.E.

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